Exhibit 99.1

Intelligent Bio Solutions Successfully Manufactures and Ships First Readers with New Partner, Accelerating Scale and Driving Gross Margin Expansion in Anticipation of Planned U.S. Entry

Successful delivery in partnership with Syrma Johari validates manufacturing scale, strengthens commercial readiness, and supports planned U.S. market entry in 2026

Partnership on track to deliver annual production cost savings of more than 40% with expected improvement of approximately 20 percentage points in gross margin annually

Doubled in-house lateral flow test strip production capacity strengthens vertical integration, accelerates R&D, and enables panel expansion

NEW YORK, February 25, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the successful receipt and deployment of the first shipment of Intelligent Fingerprinting Drug Screening Readers manufactured under its new strategic manufacturing partnership with Syrma Johari MedTech Ltd. (“Syrma Johari”). The shipment marks a significant step in scaling the Company’s production capacity and validates the operational and financial benefits of the collaboration announced in December 2025.

The readers are now being deployed across key customer verticals, including construction, transportation and logistics, and manufacturing, throughout the U.K. and Europe, supporting growing commercial demand and expanding the Company’s installed base ahead of planned entry into the U.S. market, beyond the Forensic Use Only category, later this year.

The successful first reader shipment confirms that the Syrma Johari partnership is performing as planned, with readers meeting INBS’ quality standards and manufactured in compliance with ISO 13485, MDSAP, and applicable regulatory requirements. With access to manufacturing capacity approximately four times its prior capability, the Company is now positioned to accelerate fulfillment and is on track to deliver annual production cost savings of more than 40%, translating to an expected improvement of approximately 20 percentage points in gross margin annually.

In addition to scaled reader production, INBS has considerably enhanced its manufacturing capabilities for the lateral flow test strip integral to its testing system. The Company has sourced advanced lateral flow manufacturing equipment that has doubled its in-house production capacity, delivering multiple strategic advantages including greater control over critical components that improve margins and reduce lead times, increased cartridge output that provides the product development team with expanded testing inventory for faster innovation cycles, and the ability to produce cartridges with additional test lines that unlock opportunities to explore expanded drug panels tailored to specific customer segments, regulatory markets, or emerging substance trends.

“Receiving and deploying our first shipment of readers from Syrma Johari, combined with doubling our in-house lateral flow test strip production capacity, is a transformational step in our ability to scale intelligently and profitably,” said Callistus Sequeira, Vice President of Global Quality & Operations at Intelligent Bio Solutions. “We are building a vertically integrated, cost-efficient manufacturing engine that supports margin expansion, accelerates innovation, and positions us to enter the U.S. market with operational strength and the capacity to grow with demand.”

The Company expects additional production shipments throughout 2026 as it continues to build inventory, expand its commercial footprint, and execute on its U.S. regulatory and go-to-market strategy.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, and secure regulatory clearance or approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.
info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director
KCSA Strategic Communications
PH: (212) 896-1254
INBS@kcsa.com